Exhibit 10.3
Volcano Corporation
Restricted Stock Unit Grant Notice
(2005 Equity Compensation Plan)
Volcano Corporation (the “Company”), pursuant to Section 6(h) of the Company’s 2005 Equity Compensation Plan (the “Plan”), hereby awards to Grantee a Restricted Stock Unit Grant covering the number of Restricted Stock Units (the “RSUs”) set forth below (the “Award”). This Award is subject to all of the terms and conditions of this Restricted Stock Unit Grant Notice as well as the Restricted Stock Unit Agreement (the “Agreement”) and the Plan, both of which are attached hereto and incorporated by reference herein in their entirety. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Agreement, as applicable.

Grantee:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:
Payment for Company Stock:	Grantee’s services to the Company (to the greatest extent permitted by applicable law)
Vesting Schedule: This Award shall vest annually, so that the RSUs are fully vested as of the fourth anniversary of the Vesting Commencement Date; provided, however, that the Grantee is employed by, or providing service to, the Employer as of each such vesting date.
Delivery Schedule: Each RSU represents the right to receive one (1) share of Company Stock on the applicable vesting date. However, the Company may delay delivery of such shares beyond the applicable vesting date as provided in Section 3 of the Agreement.
Additional Terms/Acknowledgements: Grantee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Grantee further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Grantee and the Company regarding the Grant of the RSUs and the underlying Company Stock and supersede all prior oral and written agreements on that subject with the exception of (i) Grants previously awarded and delivered to Grantee under the Plan, and (ii) the following agreements only:

Other Agreements:

Volcano Corporation		Grantee

By:

	Signature		Signature

Title:		Date:

Date:

Attachments: Restricted Stock Unit Agreement and 2005 Equity Compensation Plan

Volcano Corporation
2005 Equity Compensation Plan
Restricted Stock Unit Agreement
     Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (“Agreement”), Volcano Corporation (the “Company”) has awarded you a Restricted Stock Unit Grant pursuant to the Company’s 2005 Equity Compensation Plan (the “Plan”) for the number of restricted stock units (“RSUs”) as indicated in the Grant Notice (such grant, the “Award”). Unless otherwise defined herein or the Grant Notice, capitalized terms shall have the meanings set forth in the Plan. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
     1. Grant of the Award.
          (a) This Award represents the right to be issued on each applicable vesting date one (1) share of Company Stock for each RSU that vests on that vesting date. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of RSUs subject to the Award. No shares of Company Stock subject to the Award will be earned by or issued to you prior to the applicable vesting date. Your Award will be subject to adjustment for changes in the capitalization of the Company as provided in Section 3(b) of the Plan. In no event will fractional shares be issued.
          (b) This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the RSUs or the delivery of the underlying Company Stock.
     2. Vesting. The RSUs shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice, provided, however, that vesting shall cease at such time as you are no longer employed by, or providing service to, the Employer. Upon such termination of employment and service, the RSUs (and underlying shares of Company Stock) credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to the RSUs or underlying shares of Company Stock.
     3. Delivery of Shares of Company Stock.
          (a) On the applicable vesting date of any portion of the Award, the Company will issue to you a certificate (which may be in electronic form) for the applicable number of shares of Company Stock under the Award that so vested, subject, however, to the satisfaction of any applicable withholding taxes (as provided in Section 4 below). Notwithstanding the foregoing, in the event that the Company determines that any shares are scheduled to be issued on a day (the “Original Issuance Date”) on which the issuance of the shares to you would be a violation of applicable law or the Company’s policy on insider trading, as determined by the Company, then such shares of Company Stock will not be issued on such Original Issuance Date and will instead be issued on the first date thereafter on which the issuance of the shares would not be a violation of applicable law or the Company’s policy on insider trading; provided, however, that, except as otherwise permitted in compliance with Section 409A of the Code, in no event will the date of issuance be later than (a) the 15th day of the third month following the end of the Company’s first taxable year in which the applicable vesting date occurs or (b) the 15th day of the third month following the end of your first taxable year in which the applicable vesting date occurs.
          (b) Notwithstanding the foregoing, the Company will not be obligated to issue or deliver any shares of Company Stock or other property pursuant to this Agreement (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable Federal, state and foreign laws and regulations have been complied with, (iii) if the outstanding Company Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares (or other property, as applicable) to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Company Stock than the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares or other property have been approved by counsel to the Company.
     4. Withholding. You hereby agree to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award. The satisfaction of the Tax Obligations will occur at the time you receive a distribution of Common Stock or other property pursuant to this Award, or at any time prior to or after such time or thereafter as reasonably requested by the Company and/or any affiliate in accordance with applicable law. You hereby authorize the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by (a) withholding from wages and other cash compensation payable to you, (b) causing you to tender a cash payment to the Company, (c) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Award to satisfy the applicable Tax Obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (d) withholding shares that are otherwise to be issued and delivered to you under this Award in satisfaction of the Tax Obligations (provided, however, that the amount of the shares so withheld will not exceed the amount necessary to satisfy the required Tax Obligations using the minimum statutory withholding rates that are applicable to this kind of income). In the event the Tax Obligations arise prior to the delivery of the shares or it is determined after the delivery of shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any affiliate, you agree to indemnify and hold the Company and its affiliates harmless from any failure by the Company and/or any affiliate to withhold the proper amount. The Company may refuse to deliver the shares of Company Stock or other property subject to this Award if you fail to comply with your obligations in connection with the Tax Obligations.
     5. Securities Law Compliance; Restrictive Legends. You may not be issued any Company Stock under your Award unless either (i) the shares of Company Stock are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Company Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations. The Company Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.
     6. Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares would avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
     7. Transfer Restrictions. Prior to the time that shares of Company Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award. For example, you may not use shares that may be issued in respect of your RSUs as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested RSUs. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Company Stock to which you were entitled at the time of your death pursuant to this Agreement.
     8. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any affiliate, or on the part of the Company or any affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Key Advisor of the Company or any affiliate.
     9. Unsecured Obligation. Your Award is unfunded, and even as to any RSUs that vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Company Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Company Stock acquired pursuant to this Agreement until you become the record holder of those shares following their actual issuance. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Company Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
     10. Notices; Electronic Delivery. Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to you shall be in writing and addressed to your address as on file with the Company at the time notice is given. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     11. Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
     12. Amendment. This Agreement may be amended only by a writing executed by a duly authorized officer of the Company and you which specifically states that the Company is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.
     13. Miscellaneous.
          (a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
          (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
          (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

          (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          (e) The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns (whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company) and you and your assigns, legal representatives, heirs and legatees of your estate and any beneficiaries designated by you.
     14. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Company Stock under your Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     15. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any affiliate.
     16. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.
     17. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
     18. Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s insider trading policy in effect from time to time.

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     This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.